Exhibit 10.1

EXCHANGE AGREEMENT

                    THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the ___ day of _______, 2006, by and among LogicVision, Inc., a Delaware corporation (the “Company”) and the holder of the Additional Cash Exchange Rights (as such term is hereinafter defined) named on the signature page hereto (the “Holder”). Capitalized terms used and not defined herein having the meanings ascribed to such terms in the Agreement and Plan of Merger, dated October 13, 2004, among the Company, Signal Acquisition Corporation and SiVerion, Inc. (the “Merger Agreement”).

                    WHEREAS, pursuant to the Merger Agreement, each of the Company Shares held by the Securityholders and issued and outstanding as of the Effective Time was converted into the Merger Consideration, consisting in part of the right to receive, if and only if the Two Year Parent Trading Price is less than $3.00, cash per each Company Share equal to the Additional Cash Exchange Amount (such right with respect to each individual Company Share an “Additional Cash Exchange Right”);

                    WHEREAS, the Holder owns Additional Cash Exchange Rights in the amount set forth opposite the Holder’s name on Schedule A hereto;

                    WHEREAS, the parties desire to exchange the Additional Cash Exchange Rights held by the Holder for shares of common stock of the Company (“Common Stock”).

                    THE PARTIES HEREBY AGREE AS FOLLOWS:

          1.       Subject to the terms and conditions of this Agreement, Holder agrees to exchange at the Closing such Holder’s Additional Cash Exchange Rights set forth opposite such Holder’s name on Schedule A hereto for, and the Company agrees to issue to Holder in exchange for such Additional Cash Exchange Rights, that number of shares of Common Stock (the “Shares”) set forth opposite such Holder’s name on Schedule A hereto (the “Exchange”).

          2.       The Exchange shall take place at the offices of the Company, 25 Metro Drive, Third Floor, San Jose, California at 10:00 a.m., on _______ __, 2006, or at such other time and place as the Company and the Holder mutually agree upon (which time and place are designated as the “Closing”).  At the Closing, the Company shall deliver to the Holder a certificate representing the Common Stock for which Holder is exchanging such Holder’s Additional Cash Exchange Rights against cancellation of such Holder’s Additional Cash Exchange Rights.

          3.       The Company hereby represents and warrants to the Holder as follows:

          3.1     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          3.2     The Company has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations hereunder and consummate the transactions contemplated hereby.

          3.3     The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights generally and

(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of the Agreement upon payment of the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

          3.4     The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of the Company or its subsidiaries, pursuant to (i) any provision of the Company’s Certificate of Incorporation or bylaws, or (ii) any contract to which the Company is a party and which is filed as a material contract with the Company’s SEC Filings (as defined below), or (b) to the knowledge of the Company after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of the Company or any of its subsidiaries or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

          3.5     The Company has timely filed all required schedules, reports, proxy statements or information statements with the Securities and Exchange Commission (the “SEC”) since January 1, 2006, including, but not limited to, (a) the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, (b) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, (c) the Company’s Proxy Statement for its Annual Meeting of Stockholders to be held on May 11, 2006, and (d) reports on Form 8-K filed within the meaning of the Securities Exchange Act of 1934 since January 1, 2006 (collectively, the “Company’s SEC Filings”). As of their respective filing dates, the Company’s SEC Filings complied in all material respects with the requirements of the Securities Exchange Act of 1934 and, as of their respective filing dates, the Company’s SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          3.6     No consent, approval, order or authorization of, or designation, declaration registration, qualification or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the Exchange, except for (a) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by Company of the Exchange, and (b) the listing of the Shares to be issued pursuant hereto on The Nasdaq Stock Market.

          3.7     The Company has not engaged, in connection with the Exchange, any broker or finder for the purpose of soliciting the Exchange, and the Company has not paid or given any commission or other remuneration, either directly or indirectly, for soliciting the Exchange.

          4.       In connection with the Exchange, the Holder hereby makes the representations set forth in this Section 4.  THE HOLDER EXPRESSLY ACKNOWLEDGES THAT THE COMPANY WILL BE RELYING ON THESE REPRESENTATIONS IN ESTABLISHING THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS.

          4.1     The Shares to be issued to the Holder pursuant to the Exchange will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to or for sale in connection with any distribution or resale of any part thereof in violation of the Securities Act or any state securities laws, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Holder represents that the entire legal and beneficial interest of the Shares will be held for the Holder’s account only, and neither in whole or in part for any other person. The Holder further represents that it has no present contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person, with respect to any of the Shares.

          4.2     The Holder understands and acknowledges that the Exchange is being effected on the basis that the issuance of the Shares is exempt from registration pursuant to Section 4(2) of the Securities Act and Rule 506 under Regulation D promulgated thereunder and that the Company’s reliance upon such exemptions is predicated in part upon the Holder’s representation in this Section 4.

          4.3     The Holder further represents that it, either acting alone or after consultation with the Holder’s professional advisors (including legal and tax):  (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s prospective investment in the Shares; (ii) has received a copy of the Company’s SEC Filings; (iii) has received all the information that the Holder has requested from the Company that the Holder or its advisors considers necessary or appropriate in making the investment decision in connection with the Exchange; (iv) has the ability to bear the economic risks of the Holder’s prospective investment; (v) is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer complete loss of the investment; (vi) is an “accredited investor” as defined in Rule 501 under Regulation D of the Securities Act.

          4.4     Each certificate representing the Shares and any shares issued or issuable in respect of any such Shares upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in substantially the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (“SECURITIES ACT”).  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO LOGICVISION, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

          4.5     The certificates evidencing the Shares shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

          4.6     The Holder understands and acknowledges that the Shares have not been registered under the Securities Act.  The Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.  The Holder further understands and acknowledges that the Company has no obligation to register the Shares except pursuant to the Registration Rights Agreement.

          4.7     The Holder acknowledges that the Shares shall not be transferable except upon the conditions specified in this Agreement and in any event only to a transferee that agrees in writing to be bound by the terms hereof; provided, however, that a transferee need not agree in writing to be bound by the terms hereof where the transfer to such transferee is pursuant to registration under the Securities Act or pursuant to Rule 144 promulgated under the Securities Act.

          4.8     Prior to any proposed transfer of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder shall give written notice to the Company of its intention to effect such transfer.  Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act, or the consent of or a permit from applicable state authorities, or (ii) a “no-action” letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company.

Each certificate evidencing the Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4.4 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

          4.9     The Shares to be received by the Holder in the Exchange constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act.  The Holder is familiar with the provisions of Rule 144 which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things:  (i) a public trading market then exists for the Common Stock, (ii) the availability of certain public information about the Company, (iii) the resale occurring not less than one (1) year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold, and (iv) the sale being made through a broker in an unsolicited “broker transaction” or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three (3) month period not exceeding the specified limitations stated therein, if applicable.  The Holder further understands that at the time the Holder wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Holder would be precluded from selling the Shares received from the Company under Rule 144 even if the one (1) year minimum holding period has been satisfied.  The Holder further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other exemption from registration under the Securities Act would be required to sell the Shares received from the Company.

          4.10   The Holder is the sole owner of the amount of Additional Cash Exchange Rights as is set forth opposite the Holder’s name on Schedule A hereto.  Such Additional Cash Exchange Rights are not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the Holder has not granted any rights to purchase such Additional Cash Exchange Rights to any other person or entity.  The Holder has the sole right to transfer such Additional Cash Exchange Rights.  Such Additional Cash Exchange Rights constitute all of the Additional Cash Exchange Rights owned by the Holder.

          4.11   The Holder has had an opportunity to review with its own tax advisors the tax consequences to the Holder of the Exchange. The Holder understands that it must rely solely on its advisors and not on any statements or representations by the Company or any of their attorneys, investment advisors, accountants or other agents with respect to tax matters.

          5.       The Holder’s obligations to exchange such Holder’s Additional Cash Exchange Rights for, and the Company’s obligations to issue, Common Stock are subject to the fulfillment to their satisfaction on or prior to the Closing of the following conditions, the waiver of which shall not be effective against any party who does not consent thereto in writing:

          5.1     All authorizations, approvals, filings, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the issuance of the Common Stock pursuant to the Exchange shall have been duly obtained and shall be effective on and as of the Closing.  At the time of the Closing, the exchange and issuance of the Shares shall be legally permitted by all laws and regulations to which the Holder and the Company are subject.

          5.2     All corporate and other proceedings in connection with the transactions contemplated hereunder and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and the Holder, and the Holders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

          5.3     The Company shall have entered into the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A.

          6.       The Agreement shall be governed by, and construed under, the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

          7.       Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

          8.       The Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

          9.       Each of the parties hereto shall pay its own expenses (including attorneys’ fees) incurred in connection with the transactions contemplated by the Agreement.

          10.     The Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

          11.     In the event that any provision of the Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, the Agreement shall continue in full force and effect without said provision.

          12.     This Agreement may be amended only by the written consent of the Company and the Holder.

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EXCHANGE AGREEMENT

SIGNATURE PAGE

                    The foregoing Agreement is hereby executed as of the date first above written.

LOGICVISION, INC.

By

Name:
Title:

HOLDER:

[Name]

By

Address:

Telephone No.:

Facsimile No.:

SCHEDULE A

          Holder                    Additional Cash Exchange Rights                     Shares